UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 13, 2017

001-35922
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
 (Address of principal executive offices)

(855) 733 3826
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OF FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On February 13, 2017 the NYSE MKT (the “Exchange”) notified PEDEVCO Corp. (the “Company”) that it had accepted the Company’s plan of compliance (the “Plan”) which the Company previously presented to the Exchange on January 28, 2017. The Company has been provided until June 27, 2018 by the Exchange to regain compliance with Section 1003(a)(iii) of the NYSE MKT Company Guide, which requires the Company’s stockholders’ equity to be at least $6 million (as described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2016, on December 27, 2016, the Company was notified by the Exchange that it was not in compliance with Section 1003(a)(iii) of the NYSE MKT Company Guide). If the Company does not make progress consistent with the Plan during the Plan period or regain compliance with the applicable continued listing standards of the Exchange by June 27, 2018, the Exchange will initiate delisting proceedings as appropriate.

On February 17, 2017, the Company issued a press release announcing the acceptance of the Plan by the Exchange, and a copy of the press release is included herewith as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Press Release dated February 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

By:	/s/ Michael L. Peterson
Michael L. Peterson
President and Chief Executive Officer

Date:  February 17, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 17, 2017